UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

CEREPLAST, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-126378	91-2154289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3421-3411 West El Segundo Boulevard Hawthorne, California	90250
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-676-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective April 3, 2008 the board of directors of Cereplast Inc. (the Company”) increased the size of the board from three to five directors and appointed Randy Woelfel, the Company’s President and Chief Operating Officer and Stephan Garden, the Company’s Senior Vice President Finance and Business Development, to serve as directors of the Company. A copy of the press release announcing the two new board members is furnished as Exhibit 99.1 to this report. The new directors have not been appointed to any of the committees of the board of directors.

Mr. Woelfel does not have any family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. Mr. Garden is the stepson of Frederic Scheer, the Company’s Chairman and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	Press Release, dated April 7, 2008 issued by Cereplast, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEREPLAST, INC.

By: /s/ Frederic Scheer
Name: Frederic Scheer
Title: Chief Executive Officer

Date: April 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated April 7, 2008 issued by Cereplast, Inc.

4